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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                         ---------------------------


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    March 8, 2001

                          TELECOMM INDUSTRIES, CORP.

            (Exact name of registrant as specified in its charter)


        Delaware               0-4410                  34-1765902

    (State or other       (commission file           (IRS employer
    jurisdiction of            number)            identification no.)
     incorporation)



                       8450 Westfield Blvd., Suite 100
                         Indianapolis, Indiana 46240

            (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code: (317) 202-3000



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Item 5.  Other Events.

The Company announced today that its board of directors has approved the execution of two separate letters of intent from two different companies. If completed, the transactions contemplated in the letters of intent would constitute the sale of substantially all of the operating assets of the Company in Ohio, Indiana and Kentucky, though not substantially all of the assets.

One letter of intent was received from M.J.T., Inc., an Ohio Corporation controlled by a current employee and former director of the Company, Mr. Michael J. Toth. The proposed transaction provides for the sale of substantially all of the assets located in Ohio.

The consideration for these assets includes the payment of five hundred eighty-eight thousand dollars ($588,000) in cash to the Company's bank and the assumption or satisfaction of certain liabilities in the approximate amount of seven hundred fifty thousand dollars ($750,000).

If this transaction is completed, M.J.T., Inc. would assume the Company's operations in Ohio. The right to continue to operate as "Telecomm Industries" and "Telecomm Industries of Ohio" would also be granted to M.J.T. as part of the transaction.

Another letter of intent was received from S&G Communications, LLC., an Indiana limited Liability Company controlled by a prior employee and current shareholder of greater than 5% of the Company's outstanding stock, Mr. Jon A. Satterthwaite. The proposed transaction provides for the transfer of substantially all of the assets located in Indiana and Kentucky, except for any assets associated with the Company's subsidiary, NetVision.Com, Inc.

The consideration for the transaction includes the issuance of a promissory note payable to the Company in the amount of six hundred thousand dollars ($600,000) and the assumption or satisfaction of certain liabilities in the approximate amount of four hundred fifty thousand dollars ($450,000).

If this transaction is completed, S&G would assume the Company's operations in Indiana and Kentucky. The right to continue to operate as "Telecomm Industries", "Telecomm Industries of Indiana", and "Telecomm Industries of Kentucky" would also be granted to S&G as part of the transaction.

None of the transactions described above are yet completed. Neither letter of intent is binding with regard to the transaction, and in both transactions, the parties must first enter into a definitive agreement in a form satisfactory to all


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parties. Those definitive agreements would also contain significant conditions that would need to be satisfied prior to Closing, including without limitation: shareholder approval; satisfaction of due diligence; and approval of the Company's primary lender. The Company makes no representations with regard to the likelihood of completion of these transactions.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits


             (99.5)  Press Release of the Company dated March 8, 2001

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                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TELECOMM INDUSTRIES CORP.



Date: March 8, 2001                 By: /s/ Raymond W. Sheets
                                       -----------------------------
                                       Raymond W. Sheets, Jr.
                                       Chief Executive Officer and
                                       Chairman of the Board


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                                EXHIBIT INDEX


Exhibit
  No.         Description
-------       -----------

 99.5             Press Release of Telecomm Industries Corp.
                  dated March 8, 2001